EXHIBIT 99.1

PROS Holdings, Inc. Announces Pricing of
$125 Million Convertible Senior Note Offering

HOUSTON, May 2, 2019 - PROS Holdings, Inc. (NYSE: PRO) today announced the pricing of its $125 million aggregate principal amount of 1.00% convertible senior notes due 2024. The convertible notes are being offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. PROS granted an option to the initial purchasers to purchase up to an additional $18,750,000 aggregate principal amount of convertible notes.

The convertible notes will be unsecured, unsubordinated obligations of PROS and will pay interest semiannually at an annual rate of 1.00%. They will be convertible into cash, shares of PROS common stock or a combination of cash and shares of PROS common stock, at PROS’ election, based on the applicable conversion rate at such time. The convertible notes have an initial conversion rate of 15.1394 shares of PROS common stock per $1,000 principal amount of convertible notes (which is equivalent to an initial conversion price of approximately $66.05 per share of PROS common stock), representing an initial conversion premium of approximately 30% above the closing price of $50.81 per share of PROS common stock on May 1, 2019. The conversion rate is subject to adjustment in certain circumstances, including in connection with specified fundamental changes. Holders of the convertible notes will have the right to require PROS to repurchase all or a portion of their convertible notes upon the occurrence of a fundamental change (as defined in the indenture governing the convertible notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. PROS will not have the right to redeem the convertible notes prior to May 15, 2022. On or after May 15, 2022, PROS may redeem the convertible notes at a redemption price of 100% of their principal amount plus any accrued and unpaid interest if the trading price of the amount of PROS common stock into which the convertible notes are convertible equals or exceeds 130% of the convertible notes’ principal amount. Upon any such redemption, holders of the convertible notes would, subject to specified conditions, be permitted to convert their convertible notes at an increased conversion rate. The convertible notes will mature on May 15, 2024, unless converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to February 15, 2024, the convertible notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions. PROS expects to close the offering on or about May 7, 2019, subject to the satisfaction of various customary closing conditions.

In connection with the offering, PROS entered into privately negotiated capped call transactions with option counterparties that may include one or more of the initial purchasers or their affiliates. The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the convertible notes sold in the offering. If the initial purchasers exercise their option to purchase additional notes, PROS may enter into additional capped call transactions with the option counterparties. The capped call transactions are generally expected to reduce potential dilution to PROS common stock upon conversion of the convertible notes and/or offset any cash payments PROS is required to make in excess of the principal amount of converted notes, as the case may be.

PROS estimates that it will receive net proceeds from the offering of approximately $120.6 million (or approximately $138.9 million if the initial purchasers exercise their option to purchase additional notes in full). PROS intends to use $14.3 million of the net proceeds of the offering to pay the cost of the capped call transactions. PROS expects to use a portion of the remainder of the net proceeds from the convertible note offering to fund separate transactions to exchange and retire approximately $122.1 million principal amount of its outstanding 2.0% convertible senior notes due 2019 concurrently with the convertible note offering. The consideration for these exchange transactions is expected to consist of approximately $76.8 million in cash and approximately 2.18 million shares of PROS common stock. PROS intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions, and potentially additional repurchases of outstanding notes. If the initial purchasers exercise their option to purchase additional notes, PROS intends to use a portion of the net proceeds to fund the cost of entering into additional capped call transactions. Any remaining net proceeds from the sale of additional notes will be used for general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the convertible notes or the shares of common stock issuable upon conversion of the convertible notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The convertible notes and the shares of common stock issuable upon conversion of the convertible notes, if any, have not been registered under the Securities Act of 1933, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the convertible note offering, capped calls and private exchanges, business strategies, market potential, future financial and operational performance and other matters. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, PROS is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned transactions, such uncertainties and circumstances include whether PROS will consummate the convertible note offering; the use of the net proceeds from the offering; whether the capped call transactions will become effective; and whether the concurrent private exchanges will be consummated. Various factors could also adversely affect PROS operations, business or financial results in the future and cause PROS’ actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in PROS Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) and Quarterly Report on Form 10-Q for the three months ended March 31, 2019 (“Quarterly Report”), filed with the Securities and Exchange Commission. In addition, PROS operates in a highly competitive, rapidly changing and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. PROS’ actual results could differ materially from management’s expectations because of changes in such factors. Achieving PROS’ business and financial objectives, including improved financial results and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” sections contained in the Annual Report and Quarterly Report as well as, among other things: (a) threats to the security of PROS or PROS customer data, (b) potential business or service disruptions from PROS third party data centers, cloud platform providers or other unrelated service providers, (c) evolving data privacy, cyber security and data localization laws and regulations, (d) PROS’ ability to manage its cloud operations, (e) PROS’ ability to migrate customers with on-premise software licenses to its latest cloud solutions; and (f) PROS’ ability to return to profitability following its transition to a cloud strategy.

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Media Contact:
James Gerber
617-960-9875
pros@marchcomms.com

Investor Contact:
PROS Investor Relations
Shannon Tatz
713-335-5932
ir@pros.com